                                                                    EXHIBIT 99.2

                           [JAGNOTES.COM LETTERHEAD]



March 11, 2002


To: The Beneficial Owners of JagNotes.com Inc. Common Stock:

As you know, a plan of recapitalization was approved by our stockholders at a Special Meeting held on February 21, 2002.

The form of Certificate of Amendment of our Articles of Incorporation approved by our stockholders provides that "each holder of any certificate or certificates that immediately prior to the effective time of the recapitalization represented our common stock, upon surrender of such certificate or certificates to us or our transfer agent, shall be entitled to receive" certificates of shares of Class A common stock and Series 1 Class B common stock in accordance with the exchange ratio described in the Certificate of Amendment.

-------------------------------------------------------------------------------
In order to ensure your right to receive new stock certificates for the Class A common stock and Series 1 Class B common stock of JAG Media Holdings, Inc., you should first obtain stock certificates for your current shares of JagNotes.com Inc. by contacting your broker and requesting that they promptly obtain and deliver the certificate to you registered in your name.
-------------------------------------------------------------------------------

Once you receive the stock certificate for the shares you beneficially own, you should read and carefully complete the Letter of Transmittal enclosed herewith. Please then forward the completed Letter of Transmittal together with your stock certificate to our Exchange Agent, Computershare Trust Company, Inc. Note that there is no need for you to, and you should not, endorse the stock certificate.

-------------------------------------------------------------------------------
Stockholders should note that our Exchange Agent will not be able to issue you certificates of Class A common stock and Series 1 Class B common stock representing an interest in JAG Media Holdings, Inc. until the Certificate of Amendment of our Articles of Incorporation is filed in the State of Nevada. Accordingly, stockholders need to transmit their certificate(s) to the Exchange Agent only upon, or shortly prior to, effectiveness of the recapitalization. THE COMPANY EXPECTS THAT THE EFFECTIVE DATE OF THE CERTIFICATE OF AMENDMENT WILL BE APRIL 8, 2002.
-------------------------------------------------------------------------------

Once the recapitalization becomes effective, all issued and outstanding shares of our current common stock will cease to represent an interest in JagNotes.com Inc. and will only represent a right to be exchanged for new shares of Class A and Series 1 Class B common stock of JAG Media Holdings, Inc.


Very truly yours,


JAGNOTES.COM INC.